                                 EXHIBIT 23.1
                                 ------------

                            CONSENT OF INDEPENDENT
                         CERTIFIED PUBLIC ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement of Steelcase Inc. on Form S-8 of our report dated March 20, 2000, relating to the consolidated financial statements and schedule of Steelcase Inc., appearing in the Company's Annual Report on Form 10-K for the year ended February 25, 2000.

/s/ BDO SEIDMAN, LLP

BDO Seidman, LLP
Grand Rapids, Michigan
November 30, 2000

                               Page 8 of 8 Pages